Exhibit 99.1

Fate Therapeutics Announces Private Financing

San Diego, CA – November 22, 2016 – Fate Therapeutics, Inc. (NASDAQ: FATE), a biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, today announced that it has entered into a definitive securities purchase agreement with certain institutional and other accredited investors. The private placement is being led by Redmile Group LLC with participation from BVF Partners L.P., EcoR1 Capital LLC and Franklin Advisers, Inc. as well as certain individual investors including members of the Company’s Board of Directors. Gross proceeds from the private placement are expected to be approximately $57 million dollars.

Redmile has agreed to purchase 2,819,549 shares of non-voting Class A Preferred Stock at $13.30 per share, each of which is convertible into five shares of common stock upon certain conditions. The remaining investors have agreed to purchase 7,236,837 shares of common stock at $2.66 per share. The purchase and sale is expected to close on or about November 23, 2016, subject to customary closing conditions.

The Company expects to use the proceeds from the transaction primarily to advance its pipeline of programmed cellular immunotherapies and for general corporate purposes. Leerink Partners LLC acted as the exclusive placement agent to the Company in connection with the private financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the Securities Act), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale by the investors not affiliated with the Company of the shares of common stock purchased by such investors.

This press release is issued pursuant to Rule 135(c) under the Securities Act of 1933, as amended, and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Fate Therapeutics, Inc.

Fate Therapeutics is a biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders. The Company's hematopoietic cell therapy pipeline is comprised of NK- and T-cell immuno-oncology programs, including off-the-shelf product candidates derived from engineered induced pluripotent cells, and immuno-regulatory programs, including product candidates to prevent life-threatening complications in patients undergoing hematopoietic cell transplantation and to promote immune tolerance in patients with autoimmune disease. Its adoptive cell therapy programs are based on the Company's novel ex vivo cell programming approach, which it applies to modulate the therapeutic function and direct the fate of immune cells. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the consummation of the private placement and the expected receipt and use of proceeds from the private placement. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that that the closing conditions for the private placement transaction are not met by the expected closing date or at all, the risk that the resale registration statement covering the common stock is not timely filed by the Company or declared effective by the Securities and Exchange Commission (SEC), the risk that the Company may not use the proceeds from the private placement as currently expected, the risk that the Company may cease or delay preclinical or clinical development activities for any of its existing or future product candidates for a variety of reasons (including difficulties or delays in patient enrollment in current and planned clinical trials), and the risk that the Company may not be able to raise the additional funding required for its business and product development plans. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time the Company’s other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:
Christina Tartaglia
Stern Investor Relations, Inc.
212.362.1200
christina@sternir.com